                                                                     EXHIBIT 4.3

                         TIMBER LODGE STEAKHOUSE, INC.
                             1995 STOCK OPTION PLAN


     1.) Purposes. The principal purposes of the Timber Lodge Steakhouse, Inc. (the "Corporation") 1995 Stock Option Plan (the "Plan") are incentives and rewards to employees, directors and consultants of the Corporation, (b) to assist the Corporation in attracting, retaining and motivating employees and consultants with experience and ability, and (c) to associate the interests of such persons with those of the corporation's shareholders.

     Options granted under this Plan may either be Incentive Stock Options qualified under Section 422 of the code or Non-Qualified Options.

     (01) "Capital Stock" - any of the Corporation's authorized but unissued shares of voting common stock, par value of One Dollar ($1.00) per share.

     (02) "Code" - the Internal Revenue Code of 1986, as amended from time to time.

     (03) "Corporation" - Timber Lodge Steakhouse, Inc., a Minnesota corporation and any of its Subsidiaries or its Parent.

     (04)  "Exchange Act" - the Securities Exchange Act of 1934, as amended.

     (05) "Fair Market Value" - the price per share determined as follows: (a) if the security is listed for trading on one or more national securities exchanges (including the NASDAQ National Market System), the reported last sales price on such principal exchange on the date in question, or if such security shall not have been traded on such principal exchange on such date, the reported last sales price on such principal exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including the NASDAQ National Market System) but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices or the first day prior thereto on which such prices existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee (as defined below), which determination shall be final and binding on all parties.

     (06) "Incentive Stock Option" - an option defined in Section 422 of the code to purchase shares of the Capital Stock of the Corporation.

     (07) "Non-Qualified Stock Option" - an option, not intended to qualify as an Incentive Stock Option as defined in Section 422 of the code, to purchase Capital Stock of the Corporation.

     (08) "Option" - the term shall refer to either an Incentive Stock Option or a Non-Qualified Stock Option.

     (09) "Option Agreement" - a written agreement pursuant to which the corporation grants an option to an Optionee and sets the terms and conditions of the option.

     (10) "Option Date" - the date upon which an Option agreement for an option granted pursuant to this Plan is duly executed by or on behalf of the Corporation.

     (11) "Option Stock" - the voting common stock of the Corporation, par value of One Dollar ($1.00) per share (subject to adjustment as described in Section 8) reserved for options pursuant to this Plan, or any other class of stock of the Corporation which may be substituted therefor by exchange, stock split or otherwise.

     (12) "Optionee" - an officer, management level employee, other employee, and consultant of the Corporation or one of its Subsidiaries to whom an option has been granted under the plan.

     (13) "Plan" - this 1995 Stock Option Plan as amended hereafter from time to time.

     (14) A "Subsidiary" - any corporation in an unbroken chain of corporations beginning with the Corporation, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

     (15) A "Parent" - a corporation that directly, or indirectly through related corporations, owns more than 50 percent of the voting power of the shares entitled to vote for directors of Timber Lodge Steakhouse, Inc. The term shall include a corporation which becomes such after adoption of this Plan.

     3.) Options Available Under Plan. The Corporation's authorized Capital Stock in an amount equal to 250,000 shares is hereby made available, and shall be reserved for issuance under this Plan. The aggregate number of shares available under this

                                       2.

Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 8. Except as provided in Section 8, in no event shall the number of shares reserved be reduced below the number of shares issuable upon exercise of outstanding Options. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

     4.) Administration. The Plan shall be administered by the Board of Directors provided that the Board may appoint, from time to time, a committee consisting solely of not less than two members of the Board of Directors of the Corporation (the "Committee") who are "disinterested" within the meaning of and to the extent required by the General Rules and Regulations promulgated pursuant to Section 16 of the Exchange Act (the "Section 16 Regulations"). Any such committee shall exercise those functions delegated to it by the Board of Directors. To the extent permitted by the Section 16 Regulations, the Board of Directors may serve as the Committee.

     The Corporation shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be Optioned and the term during which any such Options may be exercised. The Committee may from time to time adopt rules and regulations for carrying out the Plan and interpretations and constructions of any provision of the Plan, which shall be final and conclusive.

     5.) Eligibility for Incentive Stock Options. Incentive Stock Options may only be granted to an officer, management level employee or other employee of the Corporation or any of its Subsidiaries. A director of the Corporation who is not also an employee shall not be eligible to receive an Incentive Stock Option.

     In selecting the employees to whom Incentive Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purposes of the Plan. For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Corporation, the Parent, and all Subsidiary corporations) shall not exceed $100,000. Subject to the provisions of Section 3, an employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.


                                       3.

     No Incentive Stock Option may be granted under this Plan later than the expiration of ten (10) years from the effective date.

     6.) Eligibility for Non-Qualified Options. Non-Qualified Options may be granted only to an officer, director, management level employee, other employee or consultant of the Corporation or a subsidiary. No further restrictions are placed on the Committee in determining eligibility for granting Non-Qualified Options.

     7.) Terms and Conditions of Options. Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Corporation the name of the Optionee, the number of shares to be Optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Corporation shall then enter into an Option Agreement with the optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

     (01) Number of Shares and Option Price. The Option Agreement shall state the total number of shares to which it pertains. The price of Option Stock for an Incentive Stock Option, shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. The price of the Option Stock for a Non-Qualified Stock Option shall be determined by the Committee, but such price must be at least eighty-five percent (85%) of the Fair Market Value at the Option Date. In the event an Incentive Stock Option is granted to an employee, who, at the Option Date, owns more than ten percent (10%) of the voting power of all classes of the Corporation's stock then outstanding, the price of the shares of common stock which will be covered by such Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the common stock at the Option Date. The Option price shall be subject to adjustment as provided in Section 8 hereof.

     (02) Time and Manner of Exercise of Option. Except as otherwise determined from time to time by the Committee, Incentive Stock Options granted under the Plan shall be exercisable as follows:

           (a) After six months following the date of a grant, the option may be exercised as to thirty-three and one-third percent (33 1/3%) of the shares covered thereby;

           (b) During each twelve (12) month period thereafter from the date on which the option was granted, on such date designated by the Committee, the option shall become exercisable as to an additional

                                       4.

                thirty-three and one-third percent (33 1/3%) of the shares covered thereby;

           (c) No option may be exercised after ten (10) years from the date on which the option was granted; provided that no incentive stock option granted to a 10% Holder may be exercised after five (5) years from the date on which it was granted.

     (03) Termination of Employment, Except Death or Disability. In the event that an Optionee shall cease to be employed by the Corporation for any reason other than his or her death, disability or "for cause," subject to the condition that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted, such Optionee shall have the right to exercise any outstanding Options at any time within three (3) months after the termination of the employee. In the event that Optionee shall be terminated "for cause" including but not limited to; (i) willfull breach of any agreement entered into with the corporation; (ii) misappropriation of the Corporation's property, fraud, embezzlement, other acts of dishonesty against the Corporation; or (iii) conviction of any felony or crime involving moral turpitude, the Option may be terminated as of the date of the Optionee's termination of employment.

     (04) Leaves of Absence. The Optionee may not exercise any part of any Incentive Stock Option while the Optionee is on leave of absence.

     (05) Death or Disability of Optionee. If the Optionee shall die or become disabled within the definition of Section 105(d)(4) of the Code, (i) while in the employe of the Corporation or any Subsidiary, or (ii) within a period of three (3) months after the termination of his or her employment with the Corporation or any Subsidiary as provided in paragraph (03) of this section, and in either case shall not have fully exercised his or her Options, any Options granted pursuant to the Plan shall be exercisable only within six (6) months following his or her death or date of disability or until the earlier originally stated expiration thereof. In the case of death, such Option shall be exercised pursuant to subparagraph (07) of this Section by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of death.

     (06) Transfer of Option. Each Option granted hereunder shall, by its terms, be not transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee or Optionee's guardian or legal representative. Except as permitted by the preceding

                                       5.

     sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

     (07) Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and with such rights with respect to such shares which have accrued and are in effect. Such Option shall be exercisable only by: (i) written notice to the Corporation of intent to exercise the Option with respect to a specified number of shares of stock;
     (ii) tendering the original Option Agreement to the Corporation; and (iii) payment to the Corporation of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash (including certified check, bank draft or postal or express money order), by delivery of shares of common stock of the Corporation with a Fair Market Value equal to the Option purchase price, by a combination of cash and such shares, whose value together with such cash shall equal the Option purchase price or by any other method of payment which the Committee shall approve and, in the case of an Incentive Stock Option, which shall not be inconsistent with the provisions of Section 422 of the Code; provided, however, that there shall be no such exercise at any one time as to fewer than ten (10) shares or all of the remaining shares then purchasable by the Optionee or person exercising the Option. When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Corporation before the Option Agreement is returned to the Optionee. When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be cancelled and retained by the Corporation.

     (08) Option Certificate. The Board of Directors shall have discretion to issue a certificate representing an Option granted pursuant to this Plan. Such certificate shall be surrendered to the Corporation upon exercise of the Option.

     (09) Delivery of Certificate. Except where shares are held for unpaid withholding taxes, between fifteen (15) and thirty (30) days after receipt of the written notice and payment specified above, the Corporation shall deliver to the Optionee certificates for the number of shares with respect

                                       6.

     to which the Option has been exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Corporation, or the stock transfer agent for the Corporation, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee and the address specified in the written notice of exercise.

     (10) Other Provisions. The Option Agreements under this Section shall contain such other provisions as the Committee shall deem advisable.

     8.) Adjustments. In the event that the outstanding shares of the common stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Option or a grant of additional benefits to a participant.

     If the Corporation is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for: (i) other securities of the Corporation or (ii) securities of another corporation which has assumed the outstanding options under the Plan or has substituted for such Options its own Options, then each Optionee shall be entitled (subject to the conditions stated herein or in such substituted Options, if any), in respect of that Optionee's Options, to purchase that amount of such other securities of the Corporation or of such other corporation as is sufficient to ensure that the value of the Optionee's Options immediately before the corporate transaction is equivalent to the value of such Options immediately after the transaction, taking into account the Option Price of the Option before such transaction, the fair market value per share of the common stock immediately before such transaction and the fair market value immediately after the transaction, of the securities then subject to that Option (or to the option substituted for that Option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be

                                       7.

appropriately adjusted to reflect the events specified in this clause.

     9.) Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Corporation with respect to the shares covered by his Option until such shares shall have been issued to the Optionee.

     10.) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Neither shall the Plan confer upon the Optionee any rights respecting continued employment nor limit the Optionee's rights or the Corporation's rights to terminate such employment.

     11.) Withholding Taxes. Whenever under the Plan shares of Option Stock are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Corporation, the Corporation shall have the right to require the Optionee to remit to the corporation an amount sufficient to satisfy any federal and state withholding or other employment taxes resulting from such exercise. In the event that withholding taxes are not paid within five days after the date of exercise, to the extent permitted by law the Corporation shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of shares of stock deliverable or by offsetting such withholding taxes against amounts otherwise due from the Corporation to the Optionee. If withholding taxes are paid by reduction of the number of shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the fifth business day following the date of exercise.

     12.) Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended (the "1933 Act"), the Corporation shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Corporation which is satisfactory in form and scope to counsel for the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the shares issued to him or her pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed on the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or

                                       8.

desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Corporation shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

     13.) Modification of Outstanding Options. The Committee may accelerate the exercisability of an outstanding Option and may authorize modification of any outstanding Option with the consent of the participant when and subject to such conditions as are deemed to be in the best interests of the Corporation and in accordance with the purposes of the Plan.

     14.) Foreign Employees. Without amending the Plan, the Committee may grant Options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Corporation operates or has employees.

     15.) Approval of Shareholders. This Plan is expressly subject to approval of holders of the majority of the outstanding shares of Common Stock of the Corporation, and if it is not so approved on or before one (1) year after the date of adoption of this Plan by the Board of Directors, the Plan shall not come into effect and any Options granted pursuant to this Plan shall be deemed cancelled.

     16.) Liquidation. Upon the complete liquidation of the Corporation, any unexercised Options theretofore granted under this Plan shall be deemed cancelled, except as otherwise provided in Section 8 in connection with a merger, consolidation or reorganization of the Corporation.

     17.) Restrictions on Issuance of Shares. Notwithstanding the provisions of Section 7, the Corporation may delay the issuance of shares covered by the exercise of any Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                                       9.

     (01) The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

     (02) A no-action letter in respect of the issuance of such shares shall have been obtained by the Corporation from the Securities and Exchange Commission and any applicable state securities commissioner; or

     (03) Counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.

     It is intended that all exercise of Options shall be effective, and the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

     18.) Termination and Amendment of the Plan. This Plan shall terminate ten (10) years after March 24, 1993, the effective date of the Plan, or at such earlier time as the Board of Directors shall determine. Any termination shall not effect any Options then outstanding under the Plan.

     The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Corporation, except as provided in Section 8 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein, or (d) change the class of persons eligible to receive Options under the Plan.

                                      10.